JOHN HANCOCK EQUITY TRUST
                      John Hancock Large Cap Spectrum Fund


                Abolition of John Hancock Large Cap Spectrum Fund
                                       and
                            Amendment of Section 5.11


                Abolition of John Hancock Large Cap Spectrum Fund
                -------------------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Equity Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock Large Cap Spectrum Fund (Class A Shares, Class B Shares, and Class C Shares) and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock Large Cap Spectrum Fund, Class A Shares, Class B Shares, and Class C Shares, as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Fund is effective as of December 19, 2003.


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 8.3 of the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time, do hereby amend Section 5.11, effective December 19, 2003, as follows:


         1. Section 5.11 (a) shall be deleted and replaced with the following:

            Without limiting the authority of the Trustees set forth in
            Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
            John Hancock Growth Trends Fund, which consists of Class A
            Shares, Class B Shares, Class C Shares, and Class I Shares
            (the "Existing Series").
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         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 16th day of December, 2003.

                                        /s/William F. Glavin
-------------------------------         -----------------------------
Dennis S. Aronowitz                     William F. Glavin

/s/Richard P. Chapman, Jr.              /s/Maureen Ford Goldfarb
-------------------------------         -----------------------------
Richard P. Chapman, Jr.                 Maureen Ford Goldfarb

/s/William J. Cosgove
-------------------------------         -----------------------------
William J. Cosgrove                     John A. Moore

-------------------------------         -----------------------------
John M. DeCiccio                        Patti McGill Peterson

/s/Richard A. Farrell                   /s/John W. Pratt
-------------------------------         -----------------------------
Richard A. Farrell                      John W. Pratt



         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.